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                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2002, incorporated by reference in the Butler Manufacturing Company Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP


Kansas City, Missouri
April 22, 2002